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                                                               EXHIBIT 10(d)(ii)


               AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

     THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 1st day of May, 1996 among CROWN CRAFTS, INC., a Georgia corporation ("Borrower"), WACHOVIA BANK OF GEORGIA, N.A., a national banking association organized under the laws of the United States (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have entered into a Revolving Credit Agreement dated as of August 25, 1995, as hereby amended (the "Credit Agreement"), pursuant to which the Lender has made available to the Borrower a revolving credit facility of up to $15,000,000; and

     WHEREAS, the Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Lender is willing to agree to such amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

     1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     2. Amendment. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

          (A) The definitions of "Consolidated Leverage Ratio" is deleted in its entirety.

          (B) Section 1.1 of the Credit Agreement is hereby amended by adding thereto in alphabetical order the following defined terms:

                "Clean-Down Period" shall mean a period of ninety consecutive days, chosen by the Borrower, during each fiscal year of the Borrower.

                "Consolidated Indebtedness" shall mean, at any time, Indebtedness of the Borrower and its Subsidiaries consolidated in accordance with Generally Accepted Accounting Principles.

                "Priority Debt" shall mean, at any time, the sum (without duplication) of (i) all Indebtedness of Subsidiaries, plus (ii) all Indebtedness of the Borrower secured by Liens plus (iii) all preferred stock of any Subsidiary owned by any Person other than the Borrower or a wholly-owned Subsidiary.




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                "Total Capitalization" shall mean, at any time, the sum of (i)
           Consolidated Shareholders' Equity plus (ii) Consolidated Indebtedness at such time.

          (c) Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                7.1 Consolidated Indebtedness. Permit (i) Consolidated Indebtedness to exceed 65% of Total Capitalization at any time other than during a Clean-Down Period; (ii) Consolidated Indebtedness to exceed 60% of Total Capitalization during any Clean-Down Period; or
           (iii) Priority Debt to exceed 10% of Total Capitalization during any four month period following any Acquisition permitted hereunder in which Indebtedness, which after giving effect to such transaction would constitute Priority Debt, is assumed by the Borrower or any Subsidiary and, at all other times, Priority Debt to exceed 5% of Total Capitalization.

          (d) Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                (i)  Consolidated Fixed Charge Coverage Ratio.
           Permit at the end of each fiscal quarter set forth below the Consolidated Fixed Charge Ratio of the Borrower to be less than the ratio indicated for each such fiscal quarter:

           Fiscal Quarter Ended
           --------------------

           March 31, 1996           1.50 to 1.00

           June 30, 1996            1.30 to 1.00

           September 29, 1996       1.20 to 1.00

           December 29, 1996        1.30 to 1.00

           March 30, 1997
           and each fiscal
           quarter thereafter       2.00 to 1.00


          (e) Section 7.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               (i)  Consolidated Cash Flow Ratio.
           Permit at the end of each fiscal quarter set forth below the ratio of Consolidated Funded
           Indebtedness to Consolidated Cash Flow for the
           Four-Quarter Period then ended to be greater than the ratio indicated for each such fiscal quarter:



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                     Fiscal Quarter Ended
                     --------------------

                     March 31, 1996           7.00 to 1.00

                     June 30, 1996            8.00 to 1.00

                     September 29, 1996       9.00 to 1.00

                     December 29, 1996        8.00 to 1.00

                     March 30, 1997
                     and each fiscal
                     quarter thereafter       6.00 to 1.00


          (f) Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (e) thereof, (ii) deleting the period at the end of clause (f) thereof and inserting a semi-colon in its place and (iii) adding a new clause (g) thereto which shall read as follows:

                (g) Liens securing Priority Debt incurred in connection with an Acquisition permitted hereunder provided such Liens exist at the time of such Acquisition and were not created in contemplation of such Acquisition.

     3. Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

          (a) The representations and warranties made by Borrower in Article V of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 5.6(a) of the Credit Agreement shall be deemed to be those financial statements most recently delivered to the Lender pursuant to Section 6.1 of the Credit Agreement;

          (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial reports of the Borrower received by the Lender under Section 6.1(a) of the Credit Agreement, other than changes in the ordinary course of business;

          (c) The business and properties of the Borrower and its Subsidiaries, taken as a whole, are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Lender under Section 6.1(a) of the Credit Agreement, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers,




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     flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (d) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement, either immediately or with the lapse of time or the giving of notice, or both.

     4. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

     5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     7. Governing Law. This Agreement shall in all respects be governed by the laws and judicial decisions of the State of Georgia.

     8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     9. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                           [Signature page follows.]



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                   BORROWER:


                                   CROWN CRAFTS, INC.


                                   By:    /s/ Robert E. Schnelle
                                      -------------------------------
                                   Name:  Robert E. Schnelle
                                        -----------------------------
                                   Title:   Treasurer
                                           --------------------------




                                   LENDER:

                                   WACHOVIA BANK OF GEORGIA, N.A.

                                   By:    /s/ Susan E. Cates
                                      -------------------------------
                                   Name:  Susan E. Cates
                                        -----------------------------
                                   Title: Assistant Vice President
                                         ----------------------------


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